Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

May 26, 2016

Commissioners:

We have read the statements made by Broadview Funds Trust (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 77K of Form N-SAR, as part of the Form N-SAR of Broadview Funds Trust dated May 26, 2016.  We agree with the statements concerning our Firm in such Form N-SAR.

Very truly yours,

/s/

PricewaterhouseCoopers LLp

PricewaterhouseCoopers LLP, 1900 16th Street, Suite 1600, Denver, CO  80202

T: (720) 931 7000, F: (720) 931 7100, www.pwc.com/us